                                                          Exhibit No. EX-99.a.12

                              AFBA 5STAR FUND, INC.
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

     AFBA 5STAR FUND, INC., a Maryland  corporation  having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended.

     SECOND:  The Articles of Incorporation  of the Corporation,  as amended and supplemented,  are further amended as follows: (i) by redesignating and changing
the  name  of  the  existing  class   (hereinafter   called   "series")  of  the
Corporation's Common Stock currently designated as the "AFBA 5Star Mid Cap Fund"
series to the "AFBA 5Star Mid Cap Value Fund"  series;  and (ii) by deleting the old series  name from the  Articles  of  Incorporation,  and  inserting  in lieu thereof the new series name.

     THIRD:  The amendments to the Articles of  Incorporation of the Corporation
as set forth above have been duly  approved by a majority of the entire Board of
Directors  of the  Corporation  as  required  by law and are limited to a change permitted by Section  2-605(a)(2) of the Maryland General  Corporation Law to be
made without action by the stockholders of the Corporation.

     FOURTH:  The amendments to the Articles of Incorporation of the Corporation
as set forth above do not change the  preferences,  conversion  or other rights, voting powers,  restrictions,  limitations as to dividends,  qualifications,  or terms or  conditions  of  redemption  of the shares of the  series  that are the subject of the amendments.

     FIFTH: The Articles of Amendment shall become effective upon filing.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 16t day of July,  2007 by its
President,  who acknowledges that these Articles of Amendment are the act of the
Corporation  and that to the best of his knowledge,  information  and belief and under penalties of perjury,  all matters and facts contained  herein are true in all material respects.

ATTEST:                                AFBA 5STAR FUND, INC.

By:    /s/ Michael E. Houchins         By:    /s/ Robert E. Morrison
       Michael E. Houchins                    Robert E. Morrison
       Chief Financial Officer and            President
       Treasurer